EXHIBIT 99.3

SCHEDULE OF TRANSACTIONS

Name of Account	Date of Transaction	Nature of Transaction	Quantity of Shares	Price Per Share
Clearlake Capital Partners VI	5/11/2021	Purchase	100,000	$42.34742 (1)
Clearlake Capital Partners VI	5/12/2021	Purchase	200,000	$41.79097 (2)
Clearlake Capital Partners VI	5/13/2021	Purchase	72,331	$41.76508 (3)
Clearlake Capital Partners VI	5/13/2021	Purchase	66,735	$42.13979 (4)
Clearlake Capital Partners VI	5/17/2021	Purchase	312,148	$42.86154 (5)
Clearlake Capital Partners VI	5/18/2021	Purchase	189,464	$44.41851 (6)
Clearlake Capital Partners VI	5/18/2021	Purchase	10,536	$44.77627 (7)
Clearlake Capital Partners VI	5/19/2021	Purchase	58,831	$44.41064 (8)
Clearlake Capital Partners VI	5/19/2021	Purchase	111,336	$44.72005 (9)

(1)
This price reflects a weighted average price. These shares of Common Stock were purchased in multiple transactions at prices ranging from $42.07 to $42.45, inclusive. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares of Common Stock purchased at each separate price within the ranges set forth in footnotes (1) through (9) to this Exhibit 99.3.

(2)	This price reflects a weighted average price. These shares of Common Stock were purchased in multiple transactions at prices ranging from $41.225 to $42.00, inclusive.
(3)	This price reflects a weighted average price. These shares of Common Stock were purchased in multiple transactions at prices ranging from $41.05 to $42.00, inclusive.
(4)	This price reflects a weighted average price. These shares of Common Stock were purchased in multiple transactions at prices ranging from $42.01 to $42.15, inclusive.
(5)	This price reflects a weighted average price. These shares of Common Stock were purchased in multiple transactions at prices ranging from $42.50 to $43.45, inclusive.
(6)	This price reflects a weighted average price. These shares of Common Stock were purchased in multiple transactions at prices ranging from $43.75 to $44.74, inclusive.
(7)	This price reflects a weighted average price. These shares of Common Stock were purchased in multiple transactions at prices ranging from $44.75 to $44.83, inclusive.
(8)	This price reflects a weighted average price. These shares of Common Stock were purchased in multiple transactions at prices ranging from $43.52 to $44.50, inclusive.
(9)	This price reflects a weighted average price. These shares of Common Stock were purchased in multiple transactions at prices ranging from $44.53 to $44.85, inclusive.